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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                        Date of Report:  August 5, 1997


                        BIODYNAMICS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



     FLORIDA                       0-16128                    59-3100165
 (STATE OR OTHER          (COMMISSION FILE NUMBER)           (IRS EMPLOYER
  JURISDICTION)                                          IDENTIFICATION NUMBER)




             1719 ROUTE 10, SUITE 314, PARSIPPANY, NEW JERSEY 07054
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
                                 1-973-359-8444


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ITEM 5.  OTHER EVENTS


During the course of the meeting of the Board of Directors on July 31, 1997, it was determined that the Company will be unable to recover from the recent bans imposed by Japan and Italy on certain of the Company's processed tissue, without an additional infusion of capital in excess of its existing lines of credit. Failure to secure additional capital will have a materially adverse effect on the Company which could result in a curtailment of operations prior to the end of August 1997.

Management has been actively seeking the cooperation of its institutional investors in providing the required capital and in converting existing debt to equity. Agreements have been secured to convert a portion of debt to equity, and discussions related to the conversion of the balance of debt and an infusion of capital are continuing.

While management will continue to pursue the additional funding, there can be no assurances that such funding can be secured on a timely basis. An infusion of additional capital and conversion of existing debt to equity is likely to result in significant dilution to existing shareholders.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1  News Release - Biodynamics Issues Report On Working Capital Negotiations


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.


Date:  August 5, 1997                     Biodynamics International Inc.




                                          /s/  Karl H. Meister
                                          -------------------------------
                                          Karl H. Meister
                                          President and Chief Executive Officer


                                          /s/  Peter J. Finnerty
                                          -------------------------------
                                          Peter J. Finnerty
                                          Chief Financial Officer